Exhibit 4.40

Nashwork 合同编号： E-CZL-KX-ZZ-Tl-201908290010

Contract Type 出租合同

Office
Lease
Contract
房屋租赁合同

Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

签约提示及确认函

1        诸确认，在签署合同前，您已经仔细阅读过本合同条款并予以理解和接受，同时我公司经办人已向您告知签署《房屋租赁合同》的相关信息。

Please confirm that before the contract is entered into, you have read the terms and conditions of this contract carefully and understand and accept such terms and conditions. Fully informed; at the same time, our company’s agent has informed you of the relevant information on the entry into of the “House Leasing Contract”.

2.       如您交予我公司经办入钱款，为了保障您的权益， 应要求我公司经办人开具带有我公司财务专用章的对应金额的收据， 此交款凭证为证明您交款的唯一凭证， 您应妥善保留好此交款凭证， 我公司不认可任何没有我公司财务专用章的收据或者收条。

Where you have handed over any money to our company’s agent, in order to guarantee your rights and interest, you shall require our company’s agent to issue the voucher in the relevant amount and affixed with the special seal of our company for finance. As the sole voucher for the payment made by you, you shall keep such payment voucher properly.

3.       如您与我公司经办人签署任何关千合同条款外的约定， 均须以补允协议的方式确认， 并且须加盖我公司合同专用章方可生效

Any other agreement than the terms and conditions of the contract to be entered into between you and our company’s agent shall be confirmed by means of the supplemental agreement, and shall not become valid without the special seal of our company for contract.。

4.       请确认针对合同内容， 如下几点内容您已仔细阅读并已理解且接受：

Please confirm that with regard to the contents of the contract, you have read the following items carefully, and have understood and accepted such items:

1)单方提前解除合同的约定：

合同履行期间， 如果您需提前解除本合同的，须提前30日以书面形式通知我公司，并按合同约定向我公司支付届时双倍月租金及月服务费作为违约金， 并赔偿我公司其他相应损失（详见合同文本约定）。

During the performance of the contract, where you have to terminate this contract in advance, you shall notify our company in writing at least thirty (30) days in advance, and pay our company the penalty in the amount equal to double monthly rent and monthly service charge in such case, and make compensation for the other losses incurred to our company arising therefrom (Please see the text of the contract in detail).

2)房屋维修维护说明：

房屋出租期间各项设备设施会有不同程度的损耗及老化。 您作为承租方， 您有义务做好房屋的维修维护工作，如在此期间发生房屋设备设施损坏需要维修的悄况，只须承担房屋及附属物品、设备设施因使用或人为造成的维护、 维修事宜。 如维护维修项目不在前述范围之内， 应依据谁导致谁承担的原则，由甲乙双方另行协商解决。

During the lease term of the house, the equipment and facilities will be subject to the wearing and aging to different extents. As the lessee, you are obligated to do a good job in the repair and maintenance of the house; where the repair is required for the damage to the equipment and facilities in such house occurring within such term, you shall take only the responsibility for the repair and maintenance of the house and appendages thereto, as well as the equipment and facilities due to the utilization or for any human cause. Where the repair and maintenance do no fall within the aforesaid scope, both parties shall resolve through otherwise negotiation according to the principle that the one causing such situation shall undertake the responsibility.

5.       本合同将以电子签约技术生成电子文档，一经确认，该文档即具备合同法律效力。文档确认分为两种方式：

1. 线上APP确认； 2. 线下纸质文档签署或加盖传统印章。

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

纳什空间服务监瞥电话： -100 116 0055

This contract will generate the electronic file with the electronic signature technology; whenever it is confirmed, such file shall have the same legal effect as the contract. The file shall be confirmed in the following two ways: 1. Online confirmation by APP; 2. Offline confirmation by signing on paper document or affixing with traditional seal.

Nashwork’s Hotline for Service Supervision: 400 116 0055

房屋租赁合同

出租方： 纳什凯旋科技（北京）有限公司（以下简称”甲方”）

Lessor: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd. (Hereinafter referred to as “Party A”)

通讯地址：北京市密云区经济开发区兴盛南路8号开发区办公楼501室2059

Mailing Address: Room 501-2059, Office Building of Development Zone, No.8, Xingsheng South Road, Miyun District Economic Development Zone, Beijing

甲方经办人： 范轻轻

Party A’s Agent: Fan Qingqing

联系电话：400 116 0055

Telephone: 400 116 0055

电子邮箱：service02@nash.work

E-mail: service02@nash.work

承租方： 盈信普惠（厦门）融资租赁有限公司（以下简称”乙方”）

Lessee: Sheng Yin Xin (Beijing) Management Consulting Co., Ltd. (Hereinafter referred to as “Party B”)

代理人：

依据《中华人民共和国合同法》及有关法律、 法规的规定，甲、 乙双方在平等、 自愿的基础上， 就房屋租赁的有关事宜达成一致，特订立本《房屋租赁合同》（以下简称”本合同”），以兹共同遵守。

In accordance with the provisions of the “Contract Law” of the People’s Republic of China as well as the relevant laws and regulations, on an equal and voluntary basis, both parties reach the agreement on the matters concerning the house leasing, and enter into this “House Leasing Contract” (Hereinafter referred to as the “Contract”), which shall be abided by both parties.

第一条 标的房屋基本情况

Article 1: Basic conditions of underlying contract

（一）甲方同意将位于：

北京市朝阳区建国路93号院1号楼2106的房屋（以卜简称”标的房屋”)在设备良好、可租赁的状态下租给乙方使用， 房屋交验情况以双方按本合同附件3的格式签署的《标的房屋交接确认书》为准。

Party A agrees to lease: The house located at Room 1102, Building 6#, Yard No.93, Jianguo Road, Chaoyang District, Beijing (Hereinafter referred to as the “underlying house”) in a well-equipped and leasable condition to Party B for use; the conditions of the house upon the handover for examination shall be subject to the “Letter of Confirmation for Handover of Underlying House”, which shall be signed by both parties in the format as set forth in the Appendix 3 to the Contract.

（二）本合同项下标的房屋仅作为办公使用，不使用标的房屋办理工商注册。乙方承诺遵守国豖和本市有关房屋使用和物业管理的规定及甲方的物业管理规定。 乙方应于本合同签署前向甲方提供其拥有前述经营权的相关证明文件（包括但小限于营业执照、 特殊行业经营资质）。未经甲方书面同意并按规定报政府有关部门核准，乙方不得擅自改变上述约定的使用用途。

The underlying house under this contract shall be used only as the office. The formalities for registration for industry and commerce shall be gone through before the underlying house is put into service. Party B makes the commitment to abide by the national and municipal regulations on the house occupation and the property management as well as Party A’s regulations on property management. Party B shall provide Party A with the relevant documentary evidences (Including but not limited to the business license, and the business qualification for special industry) on the Party B’s right to operate the aforesaid house before the Contract is entered into. Without the written consent of Party A, Party B shall not change the intended use as stipulated above without authorization and unless it is reported to the relevant government department for approval.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

（三）标的房屋建筑面积123. 76平方米。

The underlying house covers a floor area of 123.76 square meters.

（四）房屋的签约类型： 首次签约

Contract type of the house: Initial contract.

第二条租赁期限及交付日

Article 2: Term of lease and date of delivery

（一) 本合同租赁期自2019年09月02日（以下称” 起始日”)起至2020年04月03日（以卜简称 “ 终止日”)止。 甲方应于本合同租赁起始日之前将标的房屋按约定条件交付给乙方。 甲方交付标的房屋标准以现场实际状况为准， 标的房屋经甲、 乙双方验收并埴写《标的房屋交接确认书》后视为交付完成， 双方同意前述确认文件作为甲方向乙方交付标的房屋和本合同终止或提前解除时乙方向甲方返还该房屋的验收依据。

The term of lease under the Contract shall start from Sep 2, 2019 (Hereinafter referred to as the “starting date”) and expire on April 3, 2020 (Hereinafter referred to as the “expiry date”). Party A shall deliver the underlying house in the conditions as stipulated to Party B prior to the starting date of lease under the Contract. The standard for the underlying house to be delivered by Party A shall be subject to the actual conditions on site. The delivery of the underlying house shall be deemed as completed when both parties inspect and accept such house and fill in the “Letter of Confirmation for Handover of Underlying House”. Both parties agree that the aforesaid confirmation document shall be used as the basis for acceptance when Party A is delivering the underlying house to Party B and when Party B is returning such house to Party A upon the termination or early rescission of the Contract.

（二）除非甲方另行书面通知乙方,标的房屋在起始日当日（以下称”交付日”)交付给乙方。如因甲方原因未能在起始日办理标的房屋的交付手续， 则租赁期起始日及终止日相应于以顺延： 如因乙方原因未能在起始日办理标的房屋的交付手续，则视为标的房屋在起始日己经交付给乙方且自起始日起乙方应按本合同的约定支付租金、 服务费等费用。

The underlying house shall be delivered to Party B on the starting date (Hereinafter referred to as the “date of delivery”) unless Party A notifies Party B otherwise in writing. In case of the failure to go through the formalities for delivery of the underlying house on the starting date for any reason attributable to Party A, both the staring date and the expiry date of the lease term shall be postponed accordingly; in case of the failure to go through the formalities for delivery of the underlying house on the starting date for any reason attributable to Party B, the underlying house shall be deemed as delivered to Party B on the starting date, and Party B shall pay the rent, service charge, and other expenses as stipulated in the Contract from the starting date.

第三条房屋租金、 押金及服务费

Article 3: Rent, guarantee deposit, and service charge for house

（一） 房屋租金：

House rent:

首年房屋租金：¥18890.79元／月，

House rent for the first year: RMB 18890.79 Yuan/month;

（二） 房屋租金付款方式： 租金每3个月支付次， 先付后用。乙方应于每期房屋租金到期日前15日支付下一期房屋租金。具体支付日期及租金金额详见本合同附件2《房屋租金及押金支付明细表》。

Payment term for house rent: The rent shall be paid once every three (3) months, and shall be paid prior to the occupation. Party B shall pay the house rent for the next period at least fifteen (15) days prior to the due date of the house rent for each period. Please see the Appendix 2 “Schedule for Payment of House Rent and Guarantee Deposit” to the Contract for the specific date of payment and the amount of the rent in detail.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

（三） 房屋押金:乙方支付给甲方的押金为¥53000.00元（大写：伍万叁千元整）， 并于本合同签订当日支付。如乙方未按本合同的约定支付房租及押金的甲方有权不交付标的房屋并解除本合同。租赁期满或本合同解除后， 房屋押金除抵扣应由乙方承担的费用、租金，以及乙方应当承担的违约赔偿责任外， 剩余部分（如有）应如数无息返还，不足部分由乙方继续清偿。除上述情况之外，乙方不得要求以押金冲抵房屋租金及服务费。

Guarantee deposit for house: Party B shall pay Party A the guarantee deposit in the amount of RMB 53,000.00 Yuan (In words: RMB Fifty-Three Thousand Yuan Only), which shall be paid on the day on which the Contract is entered into. Where Party B fails to pay the rent and guarantee deposit for the house as stipulated in the Contract, Party A shall have the right not to deliver the underlying house and to terminate the Contract. Upon the expiry of the lease term or the termination of the Contract, the guarantee deposit for the house shall be used to offset against the costs and rents to be paid by Party B, as well as the liquidated damage to be borne by Party B, the residual balance (If any) shall be refunded in full to Party B without the accrual of interest, and the insufficient amount shall be further paid off by Party B. Party B shall not require to offset the rent and service charge for the house with the guarantee deposit except as aforesaid.

（四） 服务费： 在本合同有效期内， 乙方同意甲方以标的房屋为载体向乙方提供房屋升级服务（包括空间设计、装修服务、办公家具配装服务等）、管理服务（包括空间保洁服务、空间维修服务、无线wifi服务等），详见附件4《管理服务项目说明》。就甲方提供的前述房屋升级服务及管理服务,乙方应向甲方支付房屋升级服务和管理服务费（以卜简称 “服务费”) 。

Service charge: Within the validity term of the Contract, Party B agrees that Party A may provide Party B with the house upgrading services (Including the space design, decoration service, office furniture assembly and installation service), and the management services (Including the space cleaning service, space maintenance service, wireless Wi-Fi service) with the underlying house as the carrier. Please see the Appendix 4 “Notes to Management Services” for details. For the aforesaid hose upgrading services and management services to be provided by Party A, Party B shall pay Party A the house upgrading service charge and the management service charge (Hereinafter referred to as the “service charge”).

服务费金额如下：

The amount of the service charge is shown as follows:

首年服务货: ¥11910. 16元／月，

The service charge for the first year: RMB 11910.16 Yuan/month.

（五） 服务费付款方式： 服务费每3个月支付一次， 先付后用。 服务费对应的服务周期， 与房屋租金对应周期一致，且乙方应于每期服务费到期日前15日支付下一期服务费。 具体支付日期及服务费金额详见本合同附件2《房屋租金及押金支付明细表》。

Payment term for service charge: The service charge shall be paid once every three (3) months, and shall be paid prior to the use. The service period corresponding to such service charge shall be consistent with the period corresponding to the house rent. Party B shall pay the service charge for the next period at least fifteen (15) days prior to the due date of the service charge for each period. Please see the Appendix 2 “Schedule for Payment of House Rent and Guarantee Deposit” to the Contract for the specific date of payment and the amount of the service charge in detail.

（六） 本合同履行期间，该标的房屋的物业费和集中供暖的供暧费（如有） 由甲方承担， 其余发生的与标的房屋有关的其他费用均由乙方自行承担。

During the performance of the Contract, the property management fee of such underlying house and the heating fee (If any) for the central heating system shall be paid by Party A, and the other costs and expenses occurring in relation to the underlying house shall be borne by Party B independently.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

第四条甲方的权利及义务

Article 4: Party A’s rights and obligations

（一）甲方应向乙方出示能证明甲方有权出租本合同项卜标的房屋的相关凭证。

Party A shall present Party B the relevant certificates proving that Party A has the right to lease the underlying house under this contract.

（二）甲方须按时将整沽的标的房屋及其套内设备设施在良好的状态下交付乙方使用， 并及时消理与《标的房屋交接确认书》无关的设备设施。

Party A shall deliver the underlying house in a tidy condition and the equipment and facilities therein in a good condition to Party B for use, and remove the equipment and facilities in no relation to the “Letter of Confirmation for Handover of Underlying House”.

（三）本合同履行期间，甲方应经乙方同意方可进入标的房屋，但如本合同另有特别约定或如遇跑水或走火等特殊情况除外。

During the performance of the Contract, Party A shall not enter the underlying house without the consent of Party B, except for the otherwise specially stipulated herein or the special circumstances such as water leakage or firing.

（四）乙方不得损坏房屋设备设施， 如需改变房屋的内部结构和装修或设置影响房屋结构的设备设施， 须先征得甲方书面同意，费用由乙方自理。 退租时， 除本合同另有约定外， 甲方有权要求乙方按原状恢复或向甲方交纳恢复工程所需费用。

Party B shall not cause any damage to the equipment and facilities in the house; in case of the change to the internal structure and decoration of the house or the installation of the equipment and facilities affecting the structure of the house, Party B shall obtain the prior written consent of Party A and pay the costs and expenses fully. Upon the throwing of the lease, Party A shall have the right to require Party B to reinstate the house or pay Party B the costs required for such reinstatement engineering except for the otherwise stipulated in the Contract.

（五） 本合同终止或本合同提前解除时，乙方应与甲方共同清点室内设备设施， 如设备设施良好，且标的房屋的状态与甲方向乙方交房时一致，且乙方已经结清因使用标的房屋所产生的各项费用（包括但不限于水、电、燃气费，上网、 电话费，有线收视费，停车费等）、 完成注册迁出（如有）、 将标的房屋房门钥匙归还甲方后（以下简称 “ 退租手续＂），甲方应将全额押金无息退还给乙方，押金退还时间最迟不超过办结退租手续之日后的20个工作日。

Upon the termination of the Contract or the early rescission of the Contract, Party B shall work with Party A to check the indoor equipment and facilities; if such equipment and facilities are in a good condition, and the conditions of the underlying house are consistent with those upon the delivery by Party A to Party B, and Party B has paid off all the costs and expenses arising from the occupation of the underlying house (Including but not limited to the water, electricity and gas charges, Internet access and telephone fees, cable television bill, and parking fee), completed the formalities for registration migration (If any), and handed over the door keys of the underlying house to Party A (Hereinafter referred to as the “throwing formalities”), Party A shall refund the guarantee deposit in full to Party B without the accrual of interest an within twenty (20) working days after going through the formalities for throwing of lease.

（六）甲方有权监督乙方合法使用标的房屋，如因乙方违法行为或乙方违反本合同约定的标的房屋的使用范围、用途或对标的房屋不当使用等，造成甲方须承担任何责任或遭受任何损失的， 由乙方负贲赔偿。如因乙方使用不当致使标的房屋及其附属设备设施损坏或发生故陷， 以及房屋易损易耗设施损坏或发生故降的，乙方应负责修复并承担相关费用：乙方拒不维修的，甲方可代为维修，费用由乙方承担。

Party A shall have the right to supervise Party B to use the underlying house legally; in case of any liability or any loss incurred to Party A due to Party B’s illegal action or Party B’s violation of the application range and purpose of the underlying house as stipulated in the Contract or the improper use of the underlying house, Party B shall be liable for compensation. In case of the damage to or failure in the underlying house and the auxiliary equipment and facilities, and the damage to or failure in the quick-wear and consumable facilities of the house due to the improper use by Party B, Party B shall be responsible for repair and pay the relevant costs; if Party B refuses to repair, Party A may repair on behalf at Party B’s cost.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

（七）乙方应于本合同终止当日或本合同提前解除当日乙方将标的房屋腾空、恢复原状或甲方同意接受的状态（甲方无需为保留的装修或添附物向乙方支付任何费用）并交还给甲方。 乙方因将标的房屋恢复原状而造成的装修设施或设备等价值的折损， 甲方无须给予补偿。

Party B shall vacate and reinstate or restore the underlying house to the conditions acceptable to Party A on the termination date of the contract or on the day on which the Contract is rescinded in advance (Party A shall not pay Party B any costs and expenses for the decoration or appendage left) and return such house to Party A. Party A shall make no compensation for the loss of the value of the decoration facilities or equipment arising from the reinstatement of the underlying house by Party B.

（八）在乙方按本合同的约定向甲方交还标的房屋的同时，双方应当按本合同附件3的格式签署《标的房屋交接确认书》。在双方签署了该确认书之后，或双方虽未签署该确认书但乙方已经实际搬离标的房屋之后， 或乙方弃场后， 或乙方逾期5个自然日仍未将标的房屋内的物品搬离的，均视为乙方放弃了对标的房屋内遗留的任何装饰装修、 设施设备、物品等的所有权， 甲方有权自行予以处置，由此产生的处置费用（包括但不限于搬运费、 公证费），均由乙方承担， 甲方有权从押金中扣除，同时亦不免除甲方继续向乙方追偿的权利。

While Party B returns the underlying house to Party A as stipulated in the Contract, both parties shall enter into the “Letter of Confirmation for Handover of Underlying House” in the format of the Appendix 3 to the Contract. After entering into such letter of confirmation, or after Party B has actually removed from the underlying house but such letter of confirmation is not entered into by both parties, or after Party B has left from the site, or if Party B fails to move out the items of the underlying house within five (5) natural days after the time limit, Party B shall be deemed as the waiver of the title to any decoration, fitting, facility and equipment, and item left in the underlying house, and Party A shall have the right to dispose of them at his own discretion; any disposal expense (Including but not limited to the handling fee and notarial fee) arising therefrom shall be borne by Party B, and Party A shall have the right to deduct such expense from the guarantee deposit, and Party A’s further right to recover from Party B shall not be discharged.

（九）无论任何原因，如乙方未能按照上述第四条第（七）款的约定将标的房屋交还甲方的，则甲方有权对标的房屋采取断水、断电，停止网络、通讯、空调供应等措施及／或更换标的房屋门锁、停用乙方员丁等措施及／或进入标的房屋并收回对标的房屋的占有并将标的房屋恢复至交付时的状态等措施。乙方对上述甲方采取的措施不得提出异议， 也不得追究甲方任何责任或要求甲方任何赔偿。 此外， 乙方还应当按本合同终止时或本合同提前解除时月租金及月服务费标准计算得出的日租金及日服务费之和的两倍每日向甲方支付房屋占用费，并承担相关的公用事业费用，直至乙方完成上述交还工作为止，同时，乙方应赔偿甲方因此而遭受的全部损失（包括但不限于甲方为此而发生的公证费、 律师费、 诉讼费、 将标的房屋恢复原状的费用、 甲方支付给下一家租户的违约金等）。

Where Party B fails to return the underlying house to Party A as stipulated in the aforesaid Paragraph (G) of Article 4 for any reason, Party A shall have the right to take the measures against the underlying house such as the cutoff of water supply and power supply, the cutoff of Internet, communication, and air conditioning supply, and/or the measures such as replacement of door locks of the underlying house, and deactivation of Party B’s employee cards, and/or the measures such as entry into the underlying house, repossession of the underlying house, and reinstatement of the underlying house to the conditions upon delivery. Party B shall not raise any objection to the above measures to be taken by Party A, or investigate and affix Party A’s any responsibility, or make claim to Party A for any compensation. In addition, Party B shall also pay Party A the house occupation fee in the amount equal to double sum of the daily rent and the daily service charge on a daily basis, which shall be calculated on the basis of the monthly rent and the monthly service charge upon the termination of the Contract or the early rescission of the Contract, and pay the relevant costs of the public utilities, until Party B completes the aforesaid the returning works. Moreover, Party B shall make compensation for all the losses (Including but not limited to the notarial fee, attorney’s fee, legal cost, the cost for reinstatement of the underlying house, and the penalty to be paid by Party A to the next lessee) incurred to Party A arising therefrom.

（十）本合同租赁期届满前一个月内，甲方可预先和任何第三人洽商标的房屋的租赁事宜，乙方应予以配合，包括但不限于允许甲方或其代理人带该第三人看房等方面的协助。

Within one (1) month prior to the expiry of the lease term of the Contract, Party A may negotiate with any third party on the lease of the underlying house in advance, Party B shall cooperate with Party A, including but not limited to the assistance such as permitting Party A or its agent to take such third party to inspect the house.

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第五条乙方的权利及义务

Article 5: Party B’s rights and obligations

（一）乙方按照本合同约定条款，按时足额支付租金、服务费和押金后有权使用标的房屋。

Party B shall have the right to use the underlying house after making full payment of the rent, service charge and guarantee deposit on schedule in accordance with the terms and conditions of the Contract.

（二）乙方应按期缴纳本合同第三条约定的各项费用。

Party B shall pay the costs and expenses as stipulated in Article 3 of the Contract on schedule.

（三）乙方应妥善使用标的房屋内的各项设备设施， 如有损坏应照价赔偿。

Party B shall use the equipment and facilities in the underlying house properly, and make compensation according to the cost in case of any damage thereto.

（四）未经甲方书面同意， 乙方无权转租本合同项下的标的房屋全部或部分。

Party B shall have no right to sub-lease the underlying house under the Contract in full or in part without the written consent of Party A.

（五）乙方应于租赁期限到期日前（含当日)或本合同提前解除当天将全部乙方物品搬出标的房屋，逾期5个自然日不搬的，视为乙方自动放弃对该部分遗留在标的房屋中的物品的所有权，甲方有权自行处分，且无需为此向乙方支付任何费用。

Party B shall move out all of Party B’s items of the underlying house prior to the expiry date of the lease term (Including such date) or on the day on which the Contract is terminated in advance; in case of the failure to move out overdue for at least five (5) natural days, Party B shall be deemed as the automatic waive of the title to the items left in the underlying house, and Party A shall have the right to dispose of such items without the payment of any expense to Party B.

（六） 租赁期满后， 如乙方在本合同履行期间未违反本合同的约定且甲方有意继续出租标的房屋的， 在与其他承租人条件同等的前提下，乙方享有优先承租权。 如乙方有意续租， 应于本合同约定之租赁期限届满前提前90天向甲方提出书面续租申请， 经甲方书面同意后， 双方可重新协商并签署新的租赁合同。 若乙方未按前述时间提出书面续租中诸或双方在乙方提出续租申请后一个月内未签妥新的租赁合同或甲方不同意继续将标的房屋出租给乙方的，则构成乙方丧失对标的房屋的优先承租权，则本合同在租赁期届满时自然终止，乙方应按本合同约定返还标的房屋。

Upon the expiry of the lease term, where Party B does not violate the terms and conditions of the Contract during the performance period of the Contract and Party A intends to lease the underlying house, Party B shall be entitled to the first tenant right on the same terms and conditions granted to the other lessees. Where Party B intends to renew the lease, Party B shall file the written application for lease renewal to Party A at least ninety (90) days prior to the expiry of the lease term as stipulated in the Contract, and both parties may renegotiate and enter into a new lease contract with the written consent of Party A. Where Party B fails to file the written application for lease renewal within the aforesaid time limit or both parties fail to enter into the new lease contract within one (1) month after Party B files the application for lease renewal or Party A disagrees to further lease the underlying house to Party B, Party B shall loss the first lease right to the underlying house as a result, and the Contract shall terminate naturally upon the expiry of the lease term, and Party B shall return the underlying house as stipulated in the Contract.

（七）乙方应遵守国家消防法律、 法规和技术规范， 执行标的房屋所在地有关消防管理规定和标准以及甲方制定的安全规则，履行自身消防安全职责， 保障消防安全。乙方不得损坏、 挪用、 拆除、 停用消防设施和器材， 不得擅自变更消防设施的安装部位。

Party B shall abide by the national laws, regulations and technical specifications on fire prevention, enforce the local firefighting regulations in the jurisdiction where the underlying house is located in, as well as the safety rules formulated by Party A, and fulfill its own duties on fire safety, so as to guarantee the fire safety. Party B shall not damage, embezzle, dismantle and shut down the firefighting facilities and appliances, and shall not change the installation positions of the firefighting devices without authorization.

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（八）乙方应注意防水防火， 如因乙方原因发生水灾或火灾等造成甲方及／或其他第三方损失的，乙方应承担相应的民事责任、刑事责任，并就全部损失承担赔偿责任。

Party B shall pay attention to the waterproof and fire prevention; in case of the damage to Party A and/or the other third parties due to flood or fire for any reason attributable to Party B, Party B shall undertake the relevant civil and criminal liabilities, and undertake the compensation liability for all the losses arising therefrom.

（九） 乙方放弃标的房屋的优先购买权。

Party B shall waive the preemptive right to the underlying house.

（十） 乙方如中途违约退租，须将原已开具的租金、 服务费发票（如有）退还甲方， 由甲方按实际租期的租金、服务费为乙方重新开具发票。

Where Party B violates the contract and throws the lease in the midway, Party B shall return the invoices originally issued for rents and service charges (If any) to Party A, and Party A shall reissue the invoices for the rents and service charges to Party B according to the actual term of lease.

（十一） 乙方在标的房屋内不得存放危险品或从事任何违法活动。 如因乙方的原因致使标的房屋被任何司法或行政机关查封的，乙方应赔偿甲方因此而遭受的－切损失， 包括但不限于甲方聘请律师的费用、查封期间甲方的租金、应收服务费损失等。

In the underlying house, Party B shall not store the hazardous goods nor engage in any illegal activity. Where the underlying house is closed down by any judicial or administrative organ for any reason attributable to Party B, Party B shall make compensation for all the losses incurred to Party A arising therefrom, including but not limited to the cost for engagement of the lawyer by Party A, and the loss of rent and service charge receivable by Party A during the period of closedown.

（十二） 乙方应在本合同终止或本合同提前解除后30日内将工商及税务注册地址自标的房屋内迁出或注销。

Party B shall migrate the industrial & commercial and taxation registration address out of the underlying house or deregister such address within thirty (30) days upon the termination of the Contract or the early rescission of the Contract.

（十三） 乙方应全面遵守并履行本合同，如因乙方违反本合同的约定致使甲方通过法律手段维护合法权益时，乙方应赔偿甲方因此而发生的律师费、 公证费、 保全费、 差旅费等费用。

Party B shall abide by and perform the Contract for all purposes; where Party A safeguards the legitimate rights and interests by the legal means due to Party B’s breach of the Contract, Party B shall make compensation to Party A for the attorney’s fee, notarial fee, preservation cost, and traveling cost, and other expense arising therefrom.

第六条房屋维修与维护

Article 6: Repair and maintenance of house

（一）租赁期限内,甲方承担房屋及附属物品、设备设施因老化产生的维护、 维修事宜（但小含乙方自带物品、设备设施）； 乙方承担房屋及附属物品、 设备设施因使用、 保管不当或人为造成的维护、 维修及赔偿贡任；如维护维修项目不在前述范围之内， 应依据谁导致谁承担的原则， 由双方另行协商解决。

Within the term of lease, Party A shall be responsible for the repair and maintenance as a result of the aging of the house and the appendages thereto, equipment and facilities (But not including the items, equipment and facilities brought by Party B); Party B shall undertake the maintenance, repair and compensation responsibilities due to the improper use and storage of the house and the appendages thereto, equipment and facilities or for any human cause; where the repair and maintenance do no fall within the aforesaid scope, both parties shall resolve through otherwise negotiation according to the principle that the one causing such situation shall undertake the responsibility.

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（二）租赁期限内， 乙方应维护房屋既有设备和设施的正常使用，如需调整的，应事先征得甲方的书面同意。

Within the term of lease, Party B shall maintain the normal service of the existing equipment and facilities in the house; and no adjustment shall be made without the prior written consent of Party A.

（三）即使有前述约定，租赁期限内，甲方自愿对标的房屋进行维护、检修时，乙方须予以配合。 如因乙方怠于或拒绝配合，导致甲方无法及时维护、 检修的， 由此产生的一切损失（含已经支付的第三方维护、 检修费等）均由乙方承担。

Regardless of the aforesaid provisions, whenever Party A is willing to maintain and repair the underlying house within the term of lease, Party B shall cooperate with Party A. Where Party A fails to maintain and repair on time due to Party B’s negligence or refusal to cooperate, Party B shall bear all the losses (Including the paid costs for maintenance and repair by a third party) arising therefrom.

第七条合同解除

Article 7: Termination of contract

（一）甲方有下列行为之一的，乙方有权解除本合同：

In case of any of the following acts committed by Party A, Party B shall have the right to terminate the Contract:

(1)       甲方不能提供有权出租标的房屋的相关凭证，使得乙方无法使用标的房屋的；

Party A is unable to provide the relevant certificates for the right to lease the underlying house, so that Party B is unable to use the underlying house;

(2)       甲方所提供的房屋及各项设备设施严里不符合约定条件，使得乙方无法使用标的房屋的；

The house as well as the equipment and facilities to be provided by Party A do not meet the requirements as stipulated severely, so that Party B is unable to use the underlying house;

(3)       如因甲方原因导致权力机关依法裁定、决定查封、强制执行或以其他形式限制标的房屋的房地产权利，使得乙方无法使用标的房屋超过30天的；

Party B is unable to use the underlying house for more than thirty (30) days because the organs of power restrict the real estate right in the underlying house by statutory ruling, decision on closedown, compulsory enforcement or other means for any reason attributable to Party A;

（4） 甲方的资产被扣押、执行或存在其它有损资产权益的司法、行政程序，导致本合同无法继续履行：

Party A’s assets are subject to detainment, enforcement, or the other judicial and administrative proceedings with prejudice to the rights and interests in such assets, so that the further performance of the Contract is impossible;

（5） 甲方进入破产清算程序（除非该等清算是出于合并或重组的目的），导致本合同目的无法实现的：

Party A is subject to the insolvency and liquidation proceedings (Unless such liquidation is for the purpose of merger or reorganization), so that the purpose of the Contract cannot be achieved;

(6)       甲方停止或将要停止其业务， 导致本合同目的无法实现的；

Party A closes or will close its business, so that the purpose of the Contract cannot be achieved;

(7)       甲方明示或以白身的行为表示将不继续履行本合同的。

Party A indicates that it will not continue to perform the Contract expressly or by its own conduct.

（二）乙方有下列行为之一的， 甲方有权解除本合同， 收回标的房屋：

In case of any of the following acts committed by Party B, Party A shall have the right to terminate the Contract, and take back the underlying house:

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(1)       乙方未按本合同约定支付押金或乙方因自身原因自约定交付之日 起10日内仍未与甲方办理房屋交接手续的；

Party B fails to pay the guarantee deposit as stipulated in the contract, or fails to go through the formalities for house handover with Party A within ten (10) days after the date of delivery as stipulated;

(2)       乙方未按本合同约定按期足额支付租金、服务费、押金及其他应当由乙方承担的各项费用超过10日或欠付的租金、服务费及其他应当由乙方承担的各项费用达月租金及月服务费之和的15%以上的：

Party B fails to pay, in full and on schedule, the rent, service charge, guarantee deposit, and other expenses payable by Party B for at least ten (10) days as according to the Contract, or the amount of the owed rent, service charge, and the other expenses payable by Party B is higher than 15% of the sum of the monthly rent and the monthly service charge;

(3)       乙方未经甲方书面同意， 擅自拆改变动标的房屋的内外结构， 或因乙方原因损坏标的房屋的设备设施不及时修复， 或者违反本合同第一条第（二）款约定擅自改变标的房屋的使用用途的：

Without the written consent of Party A, Party B dismantles, modifies, and changes the internal and external structure of the underlying house without authorization, or the equipment and facilities of the underlying house are damaged for any reason attributable to Party B and not repaired on time, or Party B changes the intended use of the underlying house without authorization by violation of the provisions of Paragraph (B) of Article 1 hereof;

(4)       乙方利用标的房屋存放危险物品或进行违法活动的：

Party B makes use of the underlying house to store the hazardous goods or conduct the illegal activities;

(5)       未经甲方书面同意乙方擅自将标的房屋转租给第三人或与第三人合作使用标的房屋的；

Party B subleases the underlying house to a third party or uses the underlying house in cooperation with a third party without the written consent of Party A;

(6)       乙方的资产被扣押、 执行或存在其它有损资产权益的司法、行政程序，导致本合同无法继续履行；

Party B’s assets are subject to detainment, enforcement, or the other judicial and administrative proceedings with prejudice to the rights and interests in such assets, so that the further performance of the Contract is impossible;

(7)       乙方进入破产消算程序（除非该等消算是出于合并或重组的目的），导致本合同目的无法买现的：

Party B is subject to the insolvency and liquidation proceedings (Unless such liquidation is for the purpose of merger or reorganization), so that the purpose of the Contract cannot be achieved;

(8)       乙方停止或将要停止其业务，导致本合同目的无法实现的。

Party B closes or will close its business, so that the purpose of the Contract cannot be achieved;

(9)       发生其他因乙方原因损害甲方或房屋资产出租人利益或导致本合同无法继续履行的情形的．

The other circumstances, under which the benefits of Party A or the lessor of the house property are impaired or the further performance of the Contract is impossible for any reason attributable to Party B, occur;

(10)       乙方明示或以自身的行为表示将不继续履行本合同的：

Party B indicates that it will not continue to perform the Contract expressly or by its own conduct;

(ll)       乙方违反本合同其他约定， 经甲方书面通知后14日内仍未改正的。

Party B violates the other terms and conditions of the Contract, and fails to remedy within fourteen (14) days after receiving the written notice from Party A.

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（三）甲乙双方如因自身原因需单方解除本合同的， 须提前一个月书面通知对方： 如对方同慈解除的， 提出解约方须按本合同项下标的房屋届时月租金与月服务费之和的2倍向对方支付违约金。如因乙方自身原因需单方解除本合同且经甲方同意的， 乙方在提前一个月书面通知甲方后须配合甲方在约定时间内带潜在租户看房。

Where either party has to terminate the Contract unilaterally for his own reason, such party shall notify the other party in writing at least one (1) month in advance; where the other party consents to the termination, the party proposing the termination shall pay the other party the penalty in the amount equal to double sum of the monthly rent and the monthly service charge for the underlying house under the Contract. Where Party B has to terminate the Contract unilaterally for his own reason and with the consent of Party A, Party B shall notify Party A in writing at least one (1) month in advance, and then cooperate with Party A when Party A takes the potential lessee to inspect the house at the time as stipulated.

（四）其他法定的合同解除情形。

The other statutory circumstance under which the Contract shall be terminated.

第八条违约责任

Article 8: Liability for breach of contract

（一）因本合同第七条第（一）款约定的原因乙方与甲方解除本合同的，在乙方已经结清因使用标的房屋所产生的各项费用的前提下，乙方所交付的租金、 服务费按实际使用天数结算， 甲方应退还乙方已经支付但没有使用的租金、服务费及押金，并按本合同项下标的房屋届时月租金及月服务费之和的2倍向乙方支付违约金。

Where Party B terminates the Contract with Party A for any reason as stipulated in Paragraph (A) of Article 7 herein, on the premises that Party B has paid off all the costs and expenses incurred due to the use of the underlying house, the rents and service charges payable by Party B shall be settled according to the actual days of usage; Party A shall refund to Party B the rent, service charge and guarantee deposit which have been paid but not applied, and shall pay Party B the penalty in the amount equal to double sum of the monthly rent and the monthly service charge for the underlying house under the Contract.

（二） 乙方未按本合同约定按期足额支付租金、服务费及其他应当由乙方承担的各项费用的， 每逾期一日应按照应付未付金额百分之一的标准向甲方支付逾期付款的违约金。 甲方依照本合同第七条第（二）款(2)解除本合同的， 就合同解除前逾期付款的天数，乙方仍应按未付金额百分之一的标准按日向甲方支付逾期付款违约金。

Where Party B fails to make the full payment of the rent, service charge, and other expenses payable by Party B on schedule as stipulated in the Contract, Party B shall pay Party A the penalty for the overdue payment in the amount equal to 1% of the due and unpaid sum for every overdue day. Where Party A terminates the Contract according to Item (2) of Paragraph (B) of Article 7 herein, Party B shall still pay Party A the penalty for overdue payment in the amount equal to 1% of the due and unpaid sum according to the days of overdue payment prior to the termination of the Contract.

（三） 因本合同第七条第（二）款约定的原因甲方与乙方解除本合同的，在乙方已经结清因使用标的房屋所产生的各项费用的前提下， 乙方所交付的租金、 服务费按实际使用天数结算， 并且乙方应按本合同项下标的房屋届时月租金与月服务费之和的2倍向甲方支付违约金，前述违约金甲方可自乙方已经支付但没有使用的租金、 服务费及押金中直接予以扣除，扣除后如有剩余的甲方将剩余部分退还给乙方，不足部分乙方应予以补足。

Where Party A terminates the Contract with Party B for any reason as stipulated in Paragraph (B) of Article 7 herein, on the premises that Party B has paid off all the costs and expenses incurred due to the use of the underlying house, the rents and service charges payable by Party B shall be settled according to the actual days of usage, and Party B shall pay Party A the penalty in the amount equal to double sum of the monthly rent and the monthly service charge for the underlying house under the Contract, which may be deducted directly from the rent, service charge and guarantee deposit which have been paid by Party B but not applied; any residual balance after such deduction shall be refunded by Party A to Party B, and the deficiency amount shall be made up by Party B.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

（四） 乙方未在本合同终止或本合同提前解除后30日内完成工商及税务注册地址迁出或注销的，乙方应按本合同项下标的房屋届时月租金及月服务费之和的l00%向甲方支付租金及服务费损失补偿金。如乙方在本合同终止或本合同提前解除后超过30日仍未完成工商及税务注册地址迁出或注销的，则乙方除支付前述补偿金外，自第31日起， 同时每迟延一日,乙方还应按本合同项下标的房屋届时日租金及日服务费的200%向甲方支付违约金， 前还补偿金及违约金甲方可自乙方已经支付但没有使用的租金、服务费及押金中自接予以扣除，扣除后如有剩余的甲方将剩余部分退还给乙方，不足部分乙方应予以补足。

Where Party B fails to migrate the industrial & commercial and taxation registration address out of the underlying house or deregister such address within thirty (30) days upon the termination of the Contract or the early rescission of the Contract, Party B shall pay Party A the compensation for loss of rent and service charge in the amount equal to 100% of the sum of the monthly rent and the monthly service charge for the underlying house under the Contract. Where Party B fails to migrate the industrial & commercial and taxation registration address out of the underlying house or deregister such address within thirty (30) days upon the termination of the Contract or the early rescission of the Contract, in addition to the payment of the aforesaid compensation, Party B shall also pay Party A the penalty in the amount equal to 200% of the sum of the monthly rent and the monthly service charge for the underlying house under the Contract for every day delayed since the 31st day. The aforesaid compensation and penalty may be deducted by Party A directly from the rent, service charge and guarantee deposit which have been paid by Party B but not applied; any residual balance after such deduction shall be refunded by Party A to Party B, and the deficiency amount shall be made up by Party B.

第九条免责条件

Article 9: Liability exemption condition

（一）因不可抗力因素致使本协议不能继续履行或造成损失，甲、 乙双方互不承担责任。

In case of the impossible further performance of this agreement or the loss incurred due to the force majeure factor, either party shall take no liability to each other.

（二）不可抗力系指不可预见、不可避免并不能克服的客观情况，包括但不限于地震、 海啸、暴乱、政府行为。

The force majeure means the unforeseeable, unavoidable, and unconquerable objective circumstances, including but not limited to earthquake, tsunami, riot, and act of government.

（三） 发生不可抗力事件后，任何一方有责任将不可抗力发生的情形及时通知对方， 并须采取必要措施防止损失的进一步扩大，因怠于通知或者怠于采取必要防止措施造成损失扩大的，就扩大部分的损失应当向对方承担赔偿责任。

When the force majeure event occurs, either party shall be liable to notify the other party immediately of the occurrence of such force majeure event, and shall take the necessary measures to prevent the further loss. In case of the further loss due to the negligence to notify or negligence to take necessary preventive measures, such party shall undertake the compensation liability to the other party for such further loss.

（四）因上述原因而终止本合同的，租金、服务费按照实际使用的时间计算，不足整月的按天计算，多退少补。

In the event that the Contract is terminated for the aforesaid reason, the rent and the service charge shall be calculated according to the actual time of usage. If the time is less than a whole month, the rent and service charge shall be calculated according to the number of days, and the balances will be paid to either party as the case may be.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

第十条通知与送达

Article 10: Notice and service

（一）除本合同附件1:《入住企业/个人信息表》中列明的通讯地址及联系人外,标的房屋所在地址亦视为本合同项下甲方向乙方发送通知的有效地址及联系人.本合同第【2】页列明的甲方通讯地址及联系人为乙方向甲方发送通知的有效地址及联系人。 双方确认， 除非依照下文第

（二）款发生变更， 前述通讯地址为双方发生纠纷时各自诉讼法律文书的有效送达地址。

In addition to the mailing addresses and the contact persons as set forth in the Appendix 1 hereto “Settled Enterprise / Individual Information Table”, the address of the underlying house shall also be deemed as the valid address and contact person for Party A to send the notice to Party B under this contract. Party A’s mailing address and contact person as set forth on Page [2] of this contract shall be the valid address and contact person for Party B to send the notice to Party A. both parties confirm that the aforesaid mailing addresses shall be the valid service address of the parties for the litigation instruments respectively in case of any dispute arising between both parties unless such mailing addresses are changed according to the following Paragraph (B).

（二）一方若指定其他地址、 联系人或地址、 联系人变更，须及时以书面形式通知另 一方。 怠于通知的一方， 应当承担对其不利的法律后果。

If either party designates the other address and contact person or changes the address and contact person, such party shall notify the other party in writing immediately. The party negligent in notification shall undertake the legal consequences which are unfavorable to such party.

（三）如果交快递公司递送或交专人递送，在另一方签收之时视为己送达（在各方通讯地址下任何人的签收均视为收件方的授权签收）； 签收之日不明确或因收件方无人接收、 拒收、 迁址导致通知被退回的，以通知递出或交付快递公司或专人后笫五日视为送达：如以挂号邮寄方式发出的，以发出后第五日视为送达：如果经电子邮件发送，则在通知数据电文进入另 一方指定的电子邮箱之时视为己送达，通知数据电文进入另一方指定的电子邮箱之时不明确的，以电子邮件在发件人系统显示发出成功当日视为送达。 除以上送达方式外，甲方亦可在标的房屋门口张贴相关通知或文件， 张贴之日视为送达日。

If the notice is sent to the courier for delivery or delivered by hands, such notice shall be deemed as served when the other party signs for it (Any person’s signature affixed under the mailing address of either party shall be deemed as the authorized signature of the recipient); where the date of sign-for is undefined or the notice is returned due to the unsuccessful receipt and rejection by the recipient or the change of address, such notice shall be deemed as served on the fifth day after the notice is sent or delivered by courier or by hands; if the notice is sent by registered mail, such notice shall be deemed as served on the fifth day after the delivery; if the notice is sent via email, such notice shall be deemed as served when the data message of such notice arrives in the email as designated by the other party; if the time at which the data message of such notice arrives in the email as designated by the other party, the notice shall be deemed as served on the day on which the email is sent successfully as indicated in the sender’s system. In addition to the above modes of service, Party A may also post the relevant notices or documents at the door of the underlying house, and the date of posting shall be deemed as the date of service.

（四）一方向另一方发送涉及本合同项下权利或义务的主张、放弃、变更或解除等重要事宜的通知时， 必须采用书面形式。

Either party must send to the other party the notice of important matters involving the claim, waive, alternation or release of the rights or obligations under the Contract in writing.

第十一条其他约定的事项

Article 11: Miscellaneous

（一）日租金的定义

Definition of daily rent

（1）合同月的定义： 以首个合同月为例， 合同月的开始日期为合同起租日期，合同月的结束日期为合同起租日期的月份数字+l、 日期数字-1。

Definition of contractual month: Taking the first contractual month as the example, the starting date of the contractual month shall be deemed as the lease commencement date under the Contract, and the ending date of the contractual month shall be the number of the month within which the lease commencement date under the contract plus 1 and the number of the date minus 1.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

(2）日租金的定义： 日租金＝月租金／每个 “ 合同月 “ 的自然天数。

Definition of daily rent: Daily rent = Monthly rent / Number of natural days in each “contractual month”.

举例： 合同月租金5000元，预计房款的起止日期为2016年2月15日-2016年5月14日 , 总金额15000元。各合同月对应的日租金如下：

合同月一，2月15日-3月14日,合同月天数为29天，日租金=5000元/29天=172.41元：

合同月二，3月15日-4月14日,合同月天数为31天，日租金=5000元/31 天=16l.29元；

合同月三，4月15日-5月14日,合同月天数为30天，日租金=5000元/30天=166.67元；

Example: The amount of the monthly rent under the contract is RMB 5,000 Yuan, and the estimated period corresponding to the house rent is from February 15, 2016 to May 14, 2016, so the total amount shall b RMB 15,000 Yuan. The respective daily rent corresponding to each contractual month is shown as follows:

The first contractual month: From February 15 to March 14, there are 29 days in such contractual month, and the daily rent = RMB 5,000 Yuan/29 days = RMB 172.41 Yuan;

The second contractual month: From March 15 to January 14, there are 31 days in such contractual month, and the daily rent = RMB 5,000 Yuan/31 days = RMB 161.29 Yuan;

The third contractual month: From April 15 to May 14, there are 30 days in such contractual month, and the daily rent = RMB 5,000 Yuan/30 days = RMB 166.67 Yuan;

（3）日服务费的定义： 日服务费＝月服务费／每个” 合同月”的自然天数。

Definition of daily service charge: Daily service charge = Monthly service charge / Number of natural days in each “contractual month”.

举例：合同月服务费5000元，预计服务费的起止日期为2016年2月15日-2016年5月14日, 总金额 15000元。各合同月对应的日服务费如下：

合同月一，2月15日-3月l4日,合同月天数为29天，日服务费=5000元/29天=172.41元；

合同月二，3月15日-4月14日,合同月天数为3l天，日服务费=5000元/31天=161.29元；

合同月三，4月15日-5月14日,合同月天数为30天，日服务费=5000元/30天=166.67元；

Example: The amount of the monthly service charge under the contract is RMB 5,000 Yuan, and the estimated period corresponding to the house service charge is from February 15, 2016 to May 14, 2016, so the total amount shall b RMB 15,000 Yuan. The respective daily service charge corresponding to each contractual month is shown as follows:

The first contractual month: From February 15 to March 14, there are 29 days in such contractual month, and the daily service charge = RMB 5,000 Yuan/29 days = RMB 172.41 Yuan;

The second contractual month: From March 15 to April 14, there are 31 days in such contractual month, and the daily service charge = RMB 5,000 Yuan/31 days = RMB 161.29 Yuan;

The third contractual month: From April 15 to May 14, there are 39 days in such contractual month, and the daily service charge = RMB 5,000 Yuan/30 days = RMB 166.67 Yuan;

（二）付款账户说明

Notes to account of payment

租金收取方式： 租金支付方式包括： POS机付款、 支票汇至甲方指定账户， 甲方的租金收款账户如下：

账户名称： 纳什凯旋科技（北京）有限公司

开户行： 招商银行北京亚运村支行

账 号： 11093 31201 10901

Collection method of rent: The payment methods of the rent include the payment at POS, and the remittance of cheque to the account as designated by Party A.

Party A’s rent collection account is shown as follows:

Name of account: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Deposit bank: Beijing Asian Sports Village Branch of China Merchants Bank

Account No.: 11093 31201 10901

第十二条争议的解决办法及合同生效

Article 12: Settlement of dispute and effectiveness of contract

（一）如本合同发生任何争议，由各方协商解决；协商不成的，依法向标的房屋所在地有管辖权的人民法院诉讼解决。

Any dispute arising from the Contract shall be settled by the parties through negotiation; if such negotiation is unsuccessful, the lawsuit shall be brought to the people’s court with competent jurisdiction in the place where the underlying house is located.

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

（二）本合同的签署、履行、解释以及争议解决均适用中华人民共和国法律，仅为本合同之目的，此处的中华人民共和国不包含香港特别行政区、澳门特别行政区及台湾地区。

The execution and performance of, the interpretation to, and the settlement of dispute under the Contract shall be governed by the laws of the People’s Republic of China; for the only purpose of the Contract, the People’s Republic of China referred to herein shall not include Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan.

（三）本协议一式两份，甲、乙双方各执一份。如有未尽事宜，可订立补充条款，补充条款及附件均为本协议组成部分，与本协议具有同等法律效力。

This agreement is in duplicate, either party holds one. For any matter not covered herein, the supplementary terms and conditions shall be entered into otherwise. Both the supplementary terms and conditions and the appendices hereto shall constitute an integral part of this agreement, and have the same legal effect as this agreement.

（四）本协议于2019年8月29日签订，经乙方线上APP确认或线下纸质合同签署或加盖传统印章之日起生效。

This agreement is entered into on August 29, 2019, and comes into effect upon the online APP confirmation by Party B or the offline confirmation by signing on paper document or the traditional seal affixed by Party B.

Lessor (Party A): Special Seal of Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Party A’s Seal: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Agent: Fan Qingqing

Lessee (Party B):

Party B’s Seal: Sheng Ying Xin (Beijing) Management Consulting Co., Ltd.

Agent:

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

附件一；入驻企业／个人信息表

入驻企业／个人信息表

尊敬的租户：

为了更好的为交易双方服务，维护双方的合法权益，请您协助我公司完整填写下列表格内容。

对您提供的信息，我公司将恪守职业道德，依法进行保密。

企业用户（填写以下信息）

企业用户（填写以下信息）
*企业名称	盈信普惠（厦门）融资租赁有限公司	*企业邮箱	13681422333@168.com
*证明文件类别	营业执照
*证明文件编码	统一社会信用代码（注册号）： 9l350200MA31QHWL7W
*行业类别	生活服务	*公司规模	在职人员6-15人
*通讯地址	北乐北乐朝阳区建国路93号院1号楼2106
*联系人	黄婷	*电子邮箱	13681422333@168.com
*联系电话	18679959788
备注
个人用户（请填写以下信息）
*姓名
*证件名称
*证件号码
*通讯地址
*联系电话		*电子邮箱
工作单位		行业类别
委托代理人（如有，请填写以下信息）
*姓名
*证件名称
*证件号码
*通讯地址
*联系电话		*电子邮箱

16

Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

Appendix 1: Settled Enterprise / Individual Information Table

Settled Enterprise / Individual Information Table

To: Distinguished lessee

In order to better serve both parties hereto and maintain the statutory rights and interests of either party, you are required to assist our company to fill in the columns of the following table.

For the information provided by you, our company will abide by the professional ethics strictly, and maintain it confidentiality according to law.

Note: 1. The fields with “*” in the table are the required fields;

Corporate User (Fill in with following information)
*Name of Enterprise	Sheng Ying Xin (Beijing) Management Consulting Co., Ltd.	*Enterprise Email	13681422333@168.com
*Type of Documentary Evidence	Business license
*Documentary Evidence Code	Unified social credit code (Registration No.): 911101053182983370
*Type of Industry	Others	*Scale of Company	In-service Staff: 15-30 employees
*Mailing Address	Unit 13-14, Apartment 1501#, Unit 1, Building 1#, No.1, East Third Ring Middle Road, Chaoyang District, Beijing
*Contact Person	Huang Ting	*Email	13681422333@168.com
*Telephone	18679959788
Remark
Individual User (Fill in with following information)
*Name
*Name of Certificate
*Certificate No.
*Mailing Address
*Telephone		*Email
Employer		Type of industry
Entrusted Agent (If any, fill in with following information)
*Name
*Name of Certificate
*Certificate No.
*Mailing Address
*Telephone		*Email

I / we make the commitment that the aforesaid information to be filled in by me / us shall be authentic, lawful, and valid.

Lessee (Seal): Sheng Ying Xin (Beijing) Management Consulting Co., Ltd.

Date of Signing: August, 29, 2019

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[ i ] Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

附件二：房屋租金及押金支付明细表

房屋租金及押金支付明细表

合同期限 租赁期限自 2019 年 09 月 02 日 至  20-20 年 -04 月 03 日

租赁年度与租金、 服务费

第 l 个租赁年度： 2019 年 09 月 02 日 至 2020 年 04 月 03 日, 租金为入民币（小写） ¥l8890.79 元整／月， 服务费为人民币（小写） ¥11910. l6 元整／月；

押金、租金支付明细

1.       押金支付明细

2019 年 09 月 02 日 支付押金¥53000.00 元；

2.       租金支付明细

1) 2019 年 09 月 02 日 支付¥92402.85元（租金 56672.37 元,服务费 35730.48 元）； 对应周期 2019 年 09 月 02 日 至 2019 年 l2月Ol 日;

2)2019 年 ll 月 17 日支付¥92402.85 元（租金 56672.37 元服务费 35730.48 元）；对应周期 2019 年 12 月 02 日至2020年 03 月 01 日。

3)2020 年 02 月 16 日 支付¥32854. 35 元（租金20150.18 元，服务费 12704. l7 元）；对应周期 2020 年 03 月 02 日 至 2020 年 04月03 日;

（以下无正文）

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Nashwork                        合同编号： E-CZL-KX-ZZ-Tl-201908290010

Appendix 2: Schedule for Payment of House Rent and Guarantee Deposit

Schedule for Payment of House Rent and Guarantee Deposit

Term of contract: The term of lease shall start from September 2, 2019 and end on April 3, 2020.

Years of lease and rent and service charge:

1st year of lease: From September 2, 2019 to April 3, 2020, the amount of the rent is RMB (In figures) ￥18890.79 Yuan/month, and the amount of the service charge is RMB (In figures) ￥11910.16 Yuan/month;

Schedule for payment of guarantee deposit and rent:

1.	Schedule for payment of guarantee deposit

The deposit in the amount of RMB 53,000.00 Yuan shall be paid on September 2, 2019;

2.	Schedule for payment of rent

1)	The amount of RMB 92402. 85 Yuan (Including the rent of RMB 56672.37 Yuan and the service charge of RMB 35730.48 Yuan) shall be paid on September 2, 2019; the period corresponding to such amount is from September 2, 2019 to December 1, 2019;

2)	The amount of RMB 92402.85 Yuan (Including the rent of RMB 56672.37 Yuan and the service charge of RMB 35730.48 Yuan) shall be paid on November 17, 2019; the period corresponding to such amount is from December 2, 2019 to March 1, 2019;

3)	The amount of RMB 32854.35 Yuan (Including the rent of RMB 20150.18 Yuan and the service charge of RMB 12704.17 Yuan) shall be paid on February 16, 2020; the period corresponding to such amount is from March 2, 2020 to April 3, 2020;

(No Text Below)

Lessor (Party A): Special Seal of Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Party A’s Seal: Nashwork Kaixuan Science & Technology (Beijing) Co., Ltd.

Agent: Zhang Na

Lessee (Party B):

Party B’s Seal: Sheng Ying Xin (Beijing) Management Consulting Co., Ltd.

Agent:

Nashwork	Contract No.: E-CZL-KX-ZZ-TI-2019022500161

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